SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 15, 2003

                        Commission File Number: 000-50213

                             Aegis Assessments, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

                              Delaware 72-1525702
      (State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

4100 Newport Place, Suite 660, Newport Beach, California                   92660
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(Address of principal executive offices)                              (Zip Code)

                                  (877)718.7599
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              (Registrant's Telephone Number, Including Area Code)


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                   (Former name, if changed since last report)

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      (Former Address and Telephone Number of Principal Executive Offices)




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ITEM 5. OTHER EVENTS.

Press release. Reference is made to our press release dated October 8, 2003 entitled Aegis Pursues Initiative with Department of Homeland Security (attached hereto as Exhibit 99.1); our press release dated October 6, 2003 entitled Aegis Assessments, Inc. Director Becomes President of Security Industry Association at National Summit on Security in Washington, D.C (attached hereto as Exhibit 99.2); our press release dated September 29, 2003 entitled Aegis Assessments, Inc. Presents Technologies at International Conference on Advanced Technologies for Homeland Security (attached hereto as Exhibit 99.3); and our press release dated September 15, 2003 entitled Aegis Assessments, Inc. Completes Development of The SafetyNet MCP (attached hereto as Exhibit 99.4).

Legal proceedings. On September 18, 2003, we filed a complaint in the Superior Court of the State of California, Orange County, Case No. 03CC11547, against Eric Peacock ("Peacock"), Vernon M. Briggs III ("Briggs") and Iocene Technology Corporation, a Nevada corporation ("Iocene") (Briggs, Peacock and Iocene are referred to herein, collectively, as "Defendants"), for, among other things, fraud, deceit, conspiracy, breach of contract and conversion. On September 22, 2003 we amended the complaint to add A.G. Edwards & Sons, Inc. ("A.G. Edwards"), and their employee, Brian Shackleton ("Shackleton"), as defendants. As of the date of the amendment, A.G. Edwards and Shackleton were added to the conspiracy cause of action only. We intend to vigorously prosecute the action against all named defendants.

As we disclosed in previous filings, Briggs and Peacock are former consultants/employees of the company. During their relationship with us, Briggs and Peacock were issued a combined total of 1,000,000 shares (the "Shares"). Among other allegations, we allege in the complaint that after issuing the Shares, we discovered that Briggs and Peacock had not performed under their consultant/employment agreements and that we had been defrauded. As a result, we terminated the agreements and cancelled the Shares. Despite their knowledge that the Shares were cancelled, Defendants attempted to deposit the cancelled certificates with certain brokerage firms. Once the brokerage firms were apprised of the cancellation of the stock and the pending litigation, they decided to retain the original share certificates pending a court order

On October 1, 2003, Defendants filed a motion for a temporary restraining order and order to show cause re: preliminary injunction. In their motion, Defendants were asking the Court to order the brokerage firms to release the stock certificates to Defendants and, further, order us to allow Defendants to sell their stock, without restriction. Our position was that the stock certificates were not saleable as the stock was cancelled and that the cancelled certificates should remain in the possession of the brokerage firms to prevent any further damage to the company. The Honorable Steven Perk of the Superior Court agreed with us and denied Defendants' motion, in total. In denying Defendants' motion, the Court held, among other things, that:

    o Defendants had not met their burden of showing a reasonable probability of winning on the merits;

    o Defendants had not met their burden of showing that there was some "emergency" justifying relief; and

    o    the stock certificates should remain with the brokerage firms.

    o Judge Perk also stated on the record that he did not believe Defendants' stock certificates were currently saleable.

Defendants filed a peremptory challenge to have Judge Perk removed as the presiding judge of this matter. Defendants intend to oppose the challenge.

As disclosed in previous filings, we believed that if we brought suit against Briggs and Peacock, they would file a cross-complaint in retaliation. On October 1, 2003, a cross complaint was filed by Briggs and Peacock, alleging conversion, breach of duty to transfer securities, breach of contract, a derivative shareholder action for breach of directors and officers breach of fiduciary duty, defamation, and unfair business practices. Eric Johnson, our president and CEO, was named personally in the following causes of action: conversion, breach of duty to register and transfer stock, breach of fiduciary duty and self-dealing, defamation, unfair, and unlawful and fraudulent business practices. Both the company and Mr. Johnson intend to vigorously defend against the cross-complaint.

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Index to Exhibits

99.1     Press Release dated October 8, 2003.
99.2     Press Release dated October 6, 2003.
99.3     Press Release dated September 29, 2003.
99.4     Press Release dated September 15, 2003.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Aegis Assessments, Inc.


October 8, 2003                  By:   /s/ Eric D. Johnson
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                                       Eric D. Johnson, President










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